UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): September 21, 2006

Oakley, Inc.
(Exact name of registrant as specified in its charter)

Washington	1-13848	95-3194947

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
One Icon
Foothill Ranch, California 92610
(Address of principal executive offices) (Zip Code)
(949) 951-0991
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
Credit Agreement
On September 22, 2006, Oakley, Inc. (“Oakley” or the “Registrant”) and certain of its subsidiaries entered into a $185 million multicurrency revolving credit facility (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, and a syndicate of lenders from time to time party thereto. Subject to the satisfaction of certain conditions, Oakley has the right to increase the aggregate principal amount of revolving loans available under the Credit Agreement to up to $250 million. The Credit Agreement provides for borrowings in multiple currencies by Oakley and certain of its subsidiaries, and for the issuance of letters of credit, and includes a Canadian dollar sub-facility providing for up to $3.5 million in revolving loans denominated in Canadian currency. The Credit Agreement expires on September 22, 2011. The description of the Credit Agreement set forth herein is qualified in its entirety by reference to the full text of the Credit Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K.
Upon the effectiveness of the Credit Agreement, Oakley cancelled its existing $75 million credit agreement, dated as of August 19, 2004 (the “Existing Credit Agreement”), among Oakley, as borrower, Bank of America, N.A., as agent, and the lenders party thereto. The Existing Credit Agreement would otherwise have expired in September 2007.
Borrowings under the Credit Agreement bear interest as follows: (1) Alternate Base Rate Loans, including Swingline Loans, (each as defined in the Credit Agreement) bear interest at a variable rate equal to the higher of (a) the JPMorgan Chase Bank, N.A. prime rate, as publicly announced from time to time, and (b) the Federal funds rate plus 1/2 of 1%; (2) Eurocurrency Loans bear interest at a variable rate equal to LIBOR plus a margin of between 55 and 112.5 basis points, depending on Oakley’s Leverage Ratio (as defined in the Credit Agreement) from time to time; (3) CDOR Loans (as defined in the Credit Agreement) bear interest at a variable rate equal to the Canadian deposit offered rate plus a margin of between 55 and 112.5 basis points, depending on Oakley’s Leverage Ratio (the CDOR Rate); and (4) Canadian Prime Loans (as defined in the Credit Agreement) bear interest at a variable rate equal to the higher of (a) the JPMorgan Chase Bank, N.A. prime rate for loans in Canadian dollars at its office in Toronto, Canada, as publicly announced from time to time, and (b) the yearly rate of interest to which the CDOR rate is equivalent plus 1%.
Oakley is required to pay a commitment fee of between 11 and 20 basis points (depending on Oakley’s Leverage Ratio) based on the daily unused amount of the commitments under the Credit Agreement. Oakley is also required to pay participation fees and fronting fees totaling between 67.5 and 125 basis points (depending on Oakley’s Leverage Ratio) based on the amount of letters of credit outstanding under the Credit Agreement. The revolving credit facility is prepayable in whole or in part without premium or penalty, subject to customary breakage fees in connection with the prepayment of Eurocurrency Loans.
The Credit Agreement contains covenants that limit the ability of Oakley and its subsidiaries, among other things, to:
•	incur or guarantee indebtedness;

•	incur liens;

•	pay dividends or repurchase stock;

•	enter into transactions with affiliates;

•	consummate asset sales, acquisitions or mergers; or

•	make investments.

The Credit Agreement requires compliance with the following financial covenants (in each case calculated as set forth in the Credit Agreement):
•	maximum leverage ratio; and

•	minimum interest and rental expense ratio.
The Credit Agreement contains customary events of default, including:
•	failure to make required payments;

•	failure to comply with certain agreements or covenants;

•	certain cross-default events;

•	changes of control;

•	certain events of bankruptcy and insolvency; and

•	failure to pay certain judgments.
Domestic Subsidiary Guaranty
Oakley’s obligations under the Credit Agreement are unsecured. Oakley has guaranteed the obligations of each of its subsidiaries that are, from time to time, named a borrower under the Credit Agreement (such subsidiaries, “Borrowing Subsidiaries”). In addition, certain domestic subsidiaries of Oakley have entered into a guaranty, dated as of September 22, 2006 (the “Domestic Subsidiary Guaranty”), pursuant to which such subsidiaries have guaranteed the payment and performance of the obligations of Oakley and any Borrowing Subsidiaries under the Credit Agreement. The description of the Domestic Subsidiary Guaranty set forth herein is qualified in its entirety by reference to the full text of the Domestic Subsidiary Guaranty, filed as Exhibit 10.2 to this Current Report on Form 8-K.
Item 1.02 Termination of a Material Definitive Agreement
The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 1.02 by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.
Item 8.01 Other Events
Declaration of Cash Dividend
On September 25, 2006, Oakley announced that on September 21, 2006 its Board of Directors declared a cash dividend of sixteen cents ($0.16) per share of Oakley common stock. The dividend will be paid on October 27, 2006 to shareholders of record on October 13, 2006. A copy of the press release issued by Oakley is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Authorization of Common Stock Repurchase
On September 25, 2006, Oakley announced that on September 21, 2006 its Board of Directors authorized the repurchase of up to an additional $20 million of Oakley’s common stock in the open market from time to time as market conditions warrant. A copy of the press release issued by Oakley is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit	Description

10.1	Credit Agreement, dated as of September 22, 2006, among Oakley, Inc., the Borrowing Subsidiaries, the Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Domestic Subsidiary Guaranty, dated as of September 22, 2006, for the benefit of JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement and the Lenders from time to time party to the Credit Agreement.

99.1	Press release of Oakley, Inc., dated September 25, 2006.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oakley, Inc.

September 25, 2006	/s/ Richard Shields Richard Shields
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Credit Agreement, dated as of September 22, 2006, among Oakley, Inc., the Borrowing Subsidiaries, the Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Domestic Subsidiary Guaranty, dated as of September 22, 2006, for the benefit of JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement and the Lenders from time to time party to the Credit Agreement.

99.1	Press release of Oakley, Inc., dated September 25, 2006.